Exhibit 23.1


                 CONSENT OF ODENBERG ULLAKKO MURANISHI & CO. LLP



              Consent of Independent Registered Public Accountants




We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements on Form S-8 (No. 333-56432) of Asante Technologies, Inc. of our report dated January 26, 2004, except for note 7, as to which the date is February 11, 2004 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.





/s/ Odenberg Ullakko Muranishi & Co. LLP



Odenberg Ullakko Muranishi & Co. LLP
San Francisco, CA
March 2, 2004



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